UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           CAPE COD AQUACULTURE CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                      2092
                -------------------------------------------------
                (Primary Standard Industrial Classification Code)


                                   26-1679683
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)


                           CAPE COD AQUACULTURE CORP.
                               440 Massasoit Road
                                Eastham, MA 02642
                                  617-513-8876
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                  James Bright
                               440 Massasoit Road
                                Eastham, MA 02642
                                  617-513-8876
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


  As soon as practical after the effective date of this Registration Statement
  ----------------------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed          Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered     Per Unit (1)     Offering Price       Fee (2)
-------------    ----------    --------------    --------------     ------------
Common Stock      3,000,000         $0.01            $30,000           $2.67

(1) The offering price has been arbitrarily determined by the company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED _________________

                                   PROSPECTUS

                           CAPE COD AQUACULTURE CORP.

                        3,000,000 SHARES OF COMMON STOCK

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK OF CAPE COD AQUACULTURE CORP.("AQUACULTURE CORP"). AQUACULTURE CORP. IS REGISTERING UP TO 3,000,000 SHARES OF COMMON STOCK AT AN OFFERING PRICE OF $0.01. THE MAXIMUM AMOUNT TO BE RAISED IS $30,000.00. THERE WILL BE NO UNDERWRITING OR BROKER/DEALERS INVOLVED IN THE TRANSACTION AND THERE WILL BE NO COMMISSIONS PAID TO ANY INDIVIDUALS FROM THE PROCEEDS OF THIS SALE. THE SHARES ARE BEING OFFERED BY AQUACULTURE CORP. THROUGH ITS SOLE OFFICER AND DIRECTOR. WE ARE SELLING THE SHARES ON A "BEST EFFORTS, NO MINIMUM" BASIS. THERE WILL BE NO MINIMUM AMOUNT OF SHARES SOLD AND AQUACULTURE CORP. WILL NOT CREATE AN ESCROW ACCOUNT INTO WHICH THE PROCEEDS FROM ANY SHARES WILL BE PLACED. THE PROCEEDS FROM ALL SHARES SOLD BY AQUACULTURE CORP. WILL BE PLACED INTO THE CORPORATE ACCOUNT AND SUCH FUNDS SHALL BE NON-REFUNDABLE TO SUBSCRIBERS, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAWS. AQUACULTURE CORP. WILL PAY ALL EXPENSES INCURRED IN THIS OFFERING.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 _______________

     SHARES OFFERED                            SELLING AGENT     PROCEEDS TO THE
       BY COMPANY           PRICE TO PUBLIC     COMMISSIONS          COMPANY
------------------------    ---------------    --------------    ---------------
Per Share                        $0.01         Not applicable         $0.01
Minimum Purchase            Not applicable     Not applicable    Not applicable
Total (3,000,000 shares)        $30,000        Not applicable        $30,000

The shares are intended to be sold by the executive officer of the Company, who will receive no commissions or other remuneration directly or indirectly related to the sale thereof. This offering will be conducted through the safe harbor provisions of Rule 3 a 4 (i) of the Exchange Act of 1934.

Proceeds to the company do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $6,500. AQUACULTURE CORP. will pay these expenses.

                   This Prospectus is dated _________________

                     PLEASE READ THIS PROSPECTUS CAREFULLY.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listed on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

AQUACULTURE CORP. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. AQUACULTURE CORP. will receive all proceeds from the sale of the shares being registered.

                             SUMMARY OF OUR OFFERING

AQUACULTURE CORP. has 8,500,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. AQUACULTURE CORP. will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by         A price, if and when the company sells the
the company.                        shares of common stock, is set at $0.01.

Number of shares outstanding        8,500,000 common shares are currently issued
before the offering of common       and outstanding.
shares.

Number of shares outstanding        11,500,000 common shares will be issued and
after the offering of common        outstanding after this offering is
shares.                             completed.

Minimum number of shares to         None.
be sold in this offering

Market for the common shares        There is no public market for the common
                                    shares. The price per share is $0.01. In addition, the offering price for the shares will remain $0.01 per share until such a time the shares are quoted on the Over-The-
                                    Counter (OTC) Bulletin Board or an exchange.
                                    The company may sell at prevailing market prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

                                    AQUACULTURE CORP. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if AQUACULTURE Corp. common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price per share that investors in this offering pay; in fact, the price of our shares in any market that may develop could be significantly lower.

Use of proceeds                     AQUACULTURE CORP. will receive all proceeds
                                    from the sale of the common stock by the company. If all 3,000,000 common shares being offered by Aquaculture Corp. are sold, the total gross proceeds to AQUACULTURE
                                    Corp. would be $30,000. The company intends to use the proceeds from this offering to develop and complete the business and marketing plan, and for other general corporate and working capital purposes. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $6500.00 are being paid for by AQUACULTURE CORP.

Termination of the offering         The offering will conclude when all
                                    3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the
                                    Securities and Exchange Commission.
                                    Aquaculture Corp. may at its discretion
                                    extend the offering for an additional 90 days.

Terms of the offering               The company will determine when and how he
                                    will sell the common stock offered in this prospectus.

You should rely only upon the information contained in this prospectus. Aquaculture Corp. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by the selling security holders. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

SUMMARY INFORMATION ABOUT AQUACULTURE CORP.

AQUACULTURE CORP. is a development stage company, incorporated in the State of Nevada on January 30, 2008, to establish itself as a Manufacturing, Wholesale Marketing and Sales Company Specializing in the Cultivation of Oysters.

We intend to develop the market and sell through Retail distribution channels (mass merchant retail chains, mass merchant retail food chains, independent retailers and e-commerce retailers) Oyster Products throughout the United States. Emphasis will be placed on the following types of products: Fresh (Raw) Oysters. This is just one of the intended product line offering.

Oysters are a favorite among exotic foods and research now shows this shellfish to be a rich source of zinc, one of the minerals required for the production of testosterone.

We have not generated any revenues to date and our activities have been limited to developing our plan of operations, including product development and marketing. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

There is $8,500.00 cash on hand and in our corporate bank accounts. Aquaculture Corp. currently has accounts payable and liabilities of $0.00 as of April 30, 2008. In addition, AQUACULTURE CORP. anticipates that the costs associated with this offering will be approximately $6,500.00. As of the date of this prospectus, we have not generated or realized any revenues from our business operations. The following financial operation summarizes the more complete historical financial information as indicated on the audited financial statements we have filed with this prospectus.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 440 Massasoit Road, Eastham, MA 02642 and our telephone number is 617-513-8876. Our e-fax number is 760-875-9426. The business office is located at the home of James Bright, the CEO of the Company at no charge.

                      SUMMARY OF OUR FINANCIAL INFORMATION

                     Balance Sheet          As of April 30, 2008
                  ------------------        --------------------
                  Total Assets                    $ 8,500
                  Total Liabilities                     0
                  Equity                          $ 8,500

                                            For the Year ended
                    Operating Data             April 30, 2008
                  ------------------        ------------------
                  Revenue                             Nil
                  Net Loss                        $     0
                  Net Loss Per Share              $     0

AQUACULTURE CORP. has had no revenues and has achieved losses since inception. AQUACULTURE CORP. has had no operations and has been issued a "going concern" opinion by its auditor.

                                  RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

You may never realize a return on your investment. THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. To date, the Company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

Investment in our Common stock involves a high degree of risk because we are operating with a stockholder's equity deficit and have had operating losses since inception.

We are a development stage company formed in January 2008 with the purpose to establish itself as a Manufacturing, Wholesale Marketing and Sales Company specializing in Oyster Products. We may be unable to produce Oyster Products, and therefore will not have the opportunity to generate revenues. There would be a substantial doubt, then, about our ability to continue as a going concern.

There can be no assurance that we will ever operate profitably, even if this offering is successful. Investors should not purchase shares in this offering unless they can afford to lose their entire investment.

Because we are a newly formed company, there is no corporate operating history on which to evaluate our potential for success.

Additionally, we face many risks inherent in a start-up business, including difficulties and delays frequently encountered in connection with the commencement of operations, operational difficulties and our potential underestimation of initial and ongoing costs.

Producing Oyster Products requires that we spend significant funds based entirely on our preliminary evaluation of the potential of the market. It is impossible to predict the success of any product before marketing starts. The ability of the product to generate revenues will depend upon a variety of unpredictable factors, including:

The Oyster Industry is a highly competitive market. We will compete with both major and smaller producers. Most of these companies have greater financial and personnel resources than ours. There is also a risk that our costs will exceed the prevailing price for oyster products.

There are substantial environmental risks inherent in cultivation of oysters to include the following: The risk of coastal storms which could wash away the oyster crop and destroy the farm. Early winter ice flow could damage or reduce future cultivation. Marine predators such as moon snails or green crabs can damage or destroy the oyster population. Diseases specific to oysters such as JOD (juvenile oyster disease), MSX(multi-nucleated sphere unknown)and Dermo(infecting organism dermocystidium) could severely damage or destroy the crop.

Because there may be a substantial delay between the completion of this offering and production and marketing, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin production.

Rapid fluctuations in supplies of imported seafood and resulting commodity oyster prices can adversely affect our revenues.

Increased availability of imported Oysters, particularly Oysters grown in aquaculture in Asia, can affect our business by lowering commodity prices. This can reduce the value of inventories, held both by us and by our potential customers, and reduce the number of customers for our products. Our revenues can decline as a result of both a decrease in processing volume as well as a general decrease in sales that results from lower prices. Alternatively, large decreases in supplies can result in increased commodity prices and increased prices at the consumer level. A resulting slowdown in consumer spending occasioned by these relatively higher prices can result in lower processing sales at Custom Pack. We cannot predict whether commodity oyster prices will again recover to previous levels or whether rapid fluctuations in supply (whether increases or decreases)will be repeated.

There is No Minimum Number of Shares we have to sell in this Offering. We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

If we do not complete production on schedule or within budget, our ability to generate revenue may be diminished or delayed.

Our ability to adhere to our schedule and budget face many uncertainties.

WE DO NOT MAINTAIN PRODUCT LIABILITY COVERAGE. WE COULD BECOME LIABLE FOR UNINSURED PRODUCT LIABILITY CLAIMS WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO CONTINUE AS A GOING CONCERN, HOWEVER, WE INTEND TO PROVIDE PRODUCTS LIABILITY INSURANCE PRIOR TO ANY SALE OF OYSTER PRODUCTS WE MANUFACTURE OR DISTRIBUTE.

RISKS RELATED TO OUR FINANCIAL CONDITION

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

AQUACULTURE CORP. is a development stage company and has not yet begun to execute its business plan. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on January 30, 2008 and to date have been involved primarily in organizational activities and market research. Based upon current plans, we expect to incur operating losses in future periods. We will incur these losses due to expenses associated with developing the business plan.

We cannot guarantee that we will be successful in generating revenue in the future, or in raising funds through the sale of our shares, adequate to pay for our business operations and planed expenditures. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY BE UNABLE TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY. AS A RESULT, THERE MAY BE PERIODIC INTERRUPTIONS IN OUR OPERATIONS AND OUR BUSINESS COULD FAIL.

Mr. Bright, our sole officer and director, has other outside business activities and is devoting only approximately 10-20 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Bright, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

SHOULD OUR SOLE OFFICER AND DIRECTOR LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

The company is entirely dependent on the efforts and abilities of its sole officer and director. The loss of our sole officer and director could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant the departure from service of our current sole officer and director. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its sole officer and director.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan of manufacturing and wholesaling Oyster Products require a significant capital investment. Debt or equity financing may not be available for us to do so, or if available may be too expensive. To start producing our product line and market our products requires an initial investment of approximately $ 100,000.00 , and we anticipate 12 months of operational losses at approximately $5,000.00 per month before we can generate adequate cash flow to cover operations.

IF WE EXPAND OUR OPERATIONS AND FAIL TO MANAGE THE RESULTING GROWTH EFFECTIVELY, OUR BUSINESS WILL BE HARMED.

Our plans include manufacturing, wholesaling and Inventory (Finished goods, raw materials) Oyster Products . Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on researching our product line carefully, some products may be slow to achieve profitability, or may not become profitable at all, which will result in losses. We intend that the products will be produced to our specifications and shipped completely packaged to our intended warehouse in Eastham, MA for anticipated shipping to our customers. There can be no assurance that we will succeed.

We intend to enter into markets where the climate is favorable to our business. However, we may be unable to enter such markets successfully. The factors that will affect our growth strategy include our success in (a) selling our product line to the retailing distribution network of mass merchant chains, mass merchant food retailers, independent retailers and e-commerce retailers, (b) obtaining adequate financing on acceptable terms and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

RISKS RELATED TO THIS OFFERING

INVESTORS WILL PAY MORE FOR AQUACULTURE CORP. COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The arbitrary offering price of $0.01 per common share as determined herein, is substantially higher than the net tangible book value per share of Aquaculture Corp. common stock. AQUACULTURE CORP. assets do not substantiate a share price of $0.01 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Our stock is currently not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to price fluctuations and volatility.

The company cannot apply directly to be quoted on the OTC Bulletin Board. Additionally, the stock can be listed or traded only to the extent that there is interest by broker/dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

The company has 100,000,000 authorized common shares of which only 8,500,000 are currently outstanding and there will be 11,500,000 shares issued and outstanding if all the shares in this offering are sold. The company's management could, without the consent of the company's existing shareholders issue substantially more shares causing a large dilution in our current shareholders' equity position. Additionally, large share issuances by the company would generally have a negative impact on our share price. It is possible that due to additional share issuance you could lose a substantial amount or all of your investment.

AS OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100 % OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTRARY TO THEIR INTERESTS.

The company's sole officer and director owns approximately 100 % of our currently outstanding common stock. As a result, he will be able to decide who will be directors and control the direction of the company. Our sole officer and director's interests may differ from the interests of our other stockholders.

Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of our business operations and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the company.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. In this case, you will lose your investment and your funds will be used to pay creditors.

RISKS RELATING TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY PROMOTE OUR PRODUCTS, WE WILL NOT ATTRACT CUSTOMERS.

Our success will depend on several factors, including the retail buyer and consumers' perception of our Oyster Products. We believe that the retail buyers' and consumers' acceptance depends on several factors, including the overall advertising and promotion of our product line, the pricing of our products, and the effectiveness of our marketing efforts. Our products may not achieve broad market acceptance. A failure to achieve public acceptance for our products, would have a material and adverse effect on our business, operating results and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into the manufacturing and wholesaling of Oyster Products to retailers throughout the United States. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of developing and producing the Oyster product line, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01.

The funds raised through this offering will be used to develop and complete the business and marketing plan.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by AQUACULTURE and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on January 30, 2008. The company's sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

COMPANY IF ALL OF THE SHARES ARE SOLD
-------------------------------------
   Price per share ...............................................   $      0.01
   Net tangible book value per share before offering .............   $     0.001
   Potential gain to existing shareholders .......................   $         0
   Net tangible book value per share after offering ..............   $     0.003
   Increase to present stockholders in net tangible book value
     per share after offering ....................................   $      0.00
   Capital contributions .........................................   $     8,500
   Number of shares outstanding before the offering ..............     8,500,000
   Number of shares after offering held by existing stockholders .     8,500,000
   Percentage of ownership after offering ........................           74%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
--------------------------------------------------------
   Price per share ...............................................   $      0.01
   Dilution per share ............................................   $     0.007
   Capital contributions .........................................   $    30,000
   Percentage of capital contributions ...........................         77.9%
   Number of shares after offering held by public investors ......     3,000,000
   Percentage of ownership after offering ........................           26%

                           THE OFFERING BY THE COMPANY

AQUACULTURE CORP. is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, James Bright, owns 8,500,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

In the event the company receives payment for the sale of their shares, AQUACULTURE Corp will receive all of the proceeds from such sales. AQUACULTURE Corp. is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through James Bright our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. AQUACULTURE CORP. may at its discretion extend the offering for an additional 90 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with their selling efforts in the offering, Mr. Bright will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Bright is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Bright will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Bright is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Bright will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Bright has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or
(iii).

8,500,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

AQUACULTURE CORP. will receive all proceeds from the sale of the shares by the company. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. However, AQUACULTURE CORP. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

AQUACULTURE CORP. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

AQUACULTURE CORP. is a development stage company and was incorporated in Nevada on January 30, 2008. We intend to market, sell and distribute a line of Oyster Products to meet the needs of the exotic seafood market in the United States.

Emphasis will be placed on the cultivation of marine and freshwater organisms. We intend to consult with oyster farmers and marine scientists to assist in market research, to advance the state of the art for existing products in the market place and to develop new products.

We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Managements Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources."

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

The following description of our business is intended to provide an understanding of our Company and the direction of our strategy.

                              STRATEGY AND PRODUCTS

We believe that there is a strong and growing need for a new innovative approach to farming fresh oysters.

Through our intended product line offering, we intend to create real product solutions that encourage the consumption of fresh oysters. We expect our product packaging and retail displays to provide the consumer with the knowledge that these products are proper for their needs.

Our strategy in keeping the oyster consumer satisfied is careful selection of products to be offered. We will make purchasing decisions while keeping the oyster consumer satisfaction in mind. Our intended products do not need any mandatory certifications.

Beginning in October of 1995 Massachusetts Coastal Zone Management (CZM) was charged with initiating a strategic planning process for the aquaculture industry. The Plan describes the aquaculture industry in Massachusetts, identifies barriers to development, and proposes 68 recommendations to restore this industry. Since the release of the Plan, many of the recommendations have been implemented including the designation of a lead agency, the Department of Food and Agriculture, and appointment of an Aquaculture Coordinator, formation of an industry advisory group, establishment of a grants program, and regulatory streamlining. CZM continues to work with the Department of Food and Agriculture in implementing the recommendations of the Plan.

We will develop programs that are compliant where required, with CZM and the Massachusetts Department of Food and Agriculture Certification Standards.

Mr. Bright, our CEO, is an active oyster farmer and regularly maintains contact with the Massachusetts CZM. Future plans will be to designate an executive of the Company to act as a permanent liaison with CZM.

We will check water quality and safety news from the CZM website http://www.mass.gov/czm and will react accordingly.

We will check with Consumer Reports Magazine and other journals to access safety news and trends.

We will provide liaison with organizations such as the Cape Cod Cooperative Extension, the Massachusetts Aquaculture Association and other similar non-profit organizations. This liaison will help provide the Company to develop product and advance the state of the art in oyster farming.

We intend to engage Certified Educators and Aquaculture Consultants to provide educational expertise in product development.

We intend to sell products through a network of non-salaried, commissioned sales representatives reporting to our intended salaried Vice President of Sales. Products will be sold through a number of distribution channels such as: mass merchant retail chains, mass merchant retail food chains, independent retailers, e-commerce retailers and the AQUACULTURE CORP. website.

We intend to inventory all of our products for distribution in a warehouse in Eastham, Massachusetts.

We intend to maintain an Internet Website. The AQUACULTURE CORP. website will be intended to (a) provide a forum for offering educational information for consumers. (b) offer a means of communication about our products and listing of retailers. (c) generate revenue through retail e-commerce services.

Our early stage intended product line will consist of: Fresh (Raw) Oysters.

                                   THE MARKET

The Massachusetts fishing industry is roughly split between inland and marine aquaculture in terms of economic value. The inland (and shoreside) industry is comprised primarily of re-circulating facilities located in the western part of the state, in New Bedford, Boston, and Cape Cod. These facilities produce hybrid striped bass, tilapia, trout, summer flounder, and other finfish. The marine aquaculture industry in Massachusetts mainly produces quahogs (hard clams) and oysters, with small quantities of scallops, soft shell clams, and mussels. The marine aquaculture industry is concentrated on Cape Cod and the Islands with some producers on the South and Southeastern Coasts.

According to a 2004 NOAA fisheries report shows that from 2000 to 2004 the consumption of fresh and frozen finfish and shellfish products increased from
10.2 lbs to 11.8 lbs.

The Food and Agriculture Organization of the United Nations (FAO) has found that the contribution of aquaculture to global supplies of fish, crustaceans, mollusks and other aquatic animals continues to grow, increasing from 3.9 percent of total production by weight in 1970 to 27.1 percent in 2000 and 32.4 percent in 2004. Aquaculture continues to grow more rapidly than all other animal food-producing sectors. Worldwide, the sector has grown at an average rate of 8.8 percent per year since 1970, compared with only 1.2 percent for capture fisheries and 2.8 percent for terrestrial farmed meat production systems over the same period. World aquaculture (food fish and aquatic plants) has grown significantly during the past half-century. From a production of below 1 million tons in the early 1950s, production in 2004 was reported to have risen to 59.4 million tons, with a value of $70.3 billion. The average annual rate of growth from 2000-2004 for Mollusks (Oysters) in particular is shown to be 5.3 percent.

The FAO has also projected that aquaculture production must double over the next 15 years just to meet global seafood needs.

                                   MANAGEMENT

We intend to employ and use consultants to build the corporate infrastructure in FINANCE, ACCOUNTING, WAREHOUSING, MARKETING, SALES, PURCHASING and other administrative functions.

                               SALES AND MARKETING

We intend to employ a salaried Vice President of Sales whose responsibility will be to visit mass merchant retailers throughout the United States to market our products. We intend to develop a non-salaried, sales commission only, sales representative. This representative will have the responsibility to handle specialized retailers such as food and independents.

                              SHOWS AND ADVERTISING

We intend to augment the marketing and sales of our products via exhibiting to targeted shows such as: (a) International Boston Seafood Show, (b)Grant Seafood Festival, (c) International Seafood Conference (ISC) and other related shows.

We intend to advertise in trade journals, consumer magazines, and the utilization of our website. We will also seek to enter into strategic arrangements with businesses that we feel are complimentary to our business.

We believe that we will also gain interest from trade journals and consumer magazines for public relations.

                                   COMPETITION

Almost all of our competitors and potential competitors presently have considerably greater financial and other resources, experience in market penetration than us. Management believes that we may be able to distinguish AQUACULTURE CORP. by introducing new and innovated products.

Our competition may include, but not limited to, the following companies:
(a)Wellfleet Oyster Company, (b)Island Creek Oyster Company, (c) Cuttyhunk Shellfish Farms, Inc.

                                    STAFFING

As of January 30, 2008 AQUACULTURE CORP. has no permanent staff other than its sole officer and director, James Bright, who is the President and Chairman of the company. Mr. Bright has the flexibility to work on AQUACULTURE Corp up to 10 to 20 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, AQUACULTURE CORP. has no employees other than its current sole officer and director, Mr. Bright, who has not been compensated. There are no employment agreements in existence. The company presently does not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

During the initial implementation of our marketing strategy, the company intends to hire independent consultants to develop its website, rather than hire full time website development/maintenance employees. We plan on hiring a V.P. of Sales and for him to hire a non-salary commission sales representative organization to sell our products.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up corporation organized to enter into the manufacturing and wholesaling of oyster products. We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to January 30, 2008 the company's business operations have primarily been focused on developing our business plan, market research and product development.

Although our operations have been limited, we believe that there is a growing demand for the types of products that we intend to offer. Our strategy is to develop, market and sell through mainly wholesaling products produced by us. The distribution network will be Mass Merchant Retail Chains, Independent Retailers and E-commerce Retailers throughout the United States.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. AQUACULTURE CORP. was incorporated in the State of Nevada on January 30, 2008; we are a development stage company attempting to enter into the Manufacturing, Wholesaling and Distribution of Oyster Products and have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors").

Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

                                PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to start producing our Oyster line of products. We intend to have our spec products produced and completely packaged and shipped to our intended warehousing Eastham, MA for re-shipping to our anticipated customers.

Since inception (January 30, 2008), AQUACULTURE Corp. has spent a total of $0.00 on start-up costs. The company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers.

Since inception, the majority of the company's time has been spent refining its business plan and marketing model, conducting industry research, and preparing for a primary financial offering.

                         LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. On January 30, 2008 AQUACULTURE Corp issued 8,500,000 shares of common stock to our sole officer and director for cash proceeds of $0.001 per share.

As we anticipate needing a minimum of $100,000 in order to execute our business plan in a meaningful way over the next year, the available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start producing our oyster line of products. We anticipate that receipt of such financing may require granting a security interest in the line of products we would produce, but are willing to grant such interest to secure the necessary funding.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the agreement of our officer, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.

In the early stages of our business plan, we will need cash for marketing and production of products. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $100,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address        Age      Position(s)
----------------        ---      -----------
James Bright            37       President, Secretary/ Treasurer
440 Massasoit Road               Principal Executive Officer
Eastham, MA 02642                Principal Financial Officer and sole member of
                                 the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

      o understands generally accepted accounting principles and financial statements,

      o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

      o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

      o  understands internal controls over financial reporting, and

      o  understands audit committee functions.

Our Board of Directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer that one or more of our directors be an audit committee financial expert, none of these individuals who have been key to our development have professional backgrounds in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In January 2008 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

         A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to our S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our S-1.

                      BACKGROUND OF OFFICERS AND DIRECTORS

JAMES BRIGHT, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

Mr. Bright is the founder of AQUACULTURE CORP. and has served since inception. From 2005 to 2007, he was the CEO of Namskaket Shellfish Farm, a company specializing in the development and growth of oysters, quahogs, and soft shell clams. Mr. Bright has been an active member of the Newton Fire Dept. since 2001. Mr. Bright served as Project Manager for Reynolds Painting Company from 1999 to 2001. Mr. Bright worked as a diver tender for the American Oilfield Divers and the South Bay Dive Company from 1997 to 1999. Mr. Bright was also a member of the United States Navy from 1990-1994.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Mr. Bright's devotion of time to projects that do not involve us. In the event that Mr. Bright ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

We did not pay any salaries in 2007. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

                     REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our sole director and officer for the period from inception through April 30, 2008:

                                  CAPACITIES IN WHICH                 AGGREGATE
NAME OF INDIVIDUAL             REMUNERATION WAS RECEIVED            REMUNERATION
------------------             -------------------------            ------------
James Bright                  Sole Executive Officer and                 $0
                                       Director

We have no employment agreements with our sole Executive Officer and Director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mr. James Bright, a member of our Board of Directors, is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, AQUACULTURE CORP. has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Massachusetts.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Massachusetts law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting power with respect to the shares.

                                                 Number of       Percentage of
                                                 Shares After    Ownership After
                                                 Offering        the Offering
                                Number of        Assuming all    Assuming all
Name and Address                Shares Before    of the Shares   of the Shares
Beneficial Ownership [1]        the Offering     are Sold        are Sold
--------------------------      -------------    -------------   ---------------

James Bright                     8,500,000         8,500,000          74%
440 Massasoit Road
Eastham, MA 02642

All Officers and Directors       8,500,000         8,500,000          74%
as a Group (1 person)
_________

 [1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Bright is the only "promoter" of our company.

On January 30, 2008, a total of 8,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 8,500,000 shares currently issued and outstanding. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

The 8,500,000 shares currently issued and outstanding were acquired by our sole officer and director on January 30, 2008. We issued a total of 8,500,000 common shares for consideration of $8,500, which was accounted for as a purchase of common stock.

In the event the company receives payment for the sale of their shares, Aquaculture Corp. Corp. will receive all of the proceeds from such sales. AQUACULTURE Corp. is bearing all expenses in connection with the registration of the shares of the company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is one hundred million (100,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $.001 for an aggregate par value of 0ne hundred thousand dollars ($100,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Massachusetts for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, AQUACULTURE CORP. will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of AQUACULTURE CORP. has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Aquaculture Corp. Corp. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements have been audited for the period ending April 30, 2008 by Moore and Associates, Chartered, as set forth in their report included in this prospectus.

                              FINANCIAL STATEMENTS


FINANCIAL STATEMENTS Audited April 30, 2008

Auditors' Report ..........................................................  F-2

Balance Sheet .............................................................  F-3

Statement of Operations ...................................................  F-4

Statement of Stockholders' Equity  ........................................  F-5

Statement of Cash Flows ...................................................  F-6

Notes to the Financial Statements .........................................  F-7

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


TO THE BOARD OF DIRECTORS
CAPE COD AQUACULTURE CORP.
(A DEVELOPMENT STAGE COMPANY)


We have audited the accompanying balance sheet of Cape Cod Aquaculture Corp. (A Development Stage Company) as of April 30, 2008, and the related statements of operations, stockholders' equity and cash flows for the year ended April 30, 2008 and since inception on January 30, 2008 through April 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cape Cod Aquaculture Corp. as of April 30, 2008, and the related statements of operations, stockholders' equity and cash flows for the year ended April 30, 2008 and since inception on January 30, 2008 through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has had no revenues, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates Chartered
Las Vegas, Nevada
June 11, 2008

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501
               --------------------------------------------------

                                AQUACULTURE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  Balance Sheet

                                     ASSETS
                                                                         AS OF
                                                                       APRIL 30,
                                                                         2008
                                                                       ---------

CURRENT ASSETS
   Cash and cash equivalents .....................................     $   8,500
                                                                       ---------
      Total current assets .......................................         8,500
                                                                       ---------

TOTAL ASSETS .....................................................     $   8,500
                                                                       =========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
                                                                       ---------
      Total liabilities ..........................................             -
                                                                       ---------

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Capital Stock (Note 3)
   Authorized:
      100,000,000 common shares, $0.001 par value
   Issued and outstanding shares:
      8,500,000 ..................................................     $   8,500
   Additional paid-in capital
   Deficit accumulated during the development stage
                                                                       ---------
      Total Stockholders' Equity (Deficiency) ....................         8,500
                                                                       ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......................     $   8,500
                                                                       =========

                                AQUACULTURE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             Statement of Operations

                                                                FOR THE PERIOD
                                                                FROM INCEPTION
                                                                JANUARY 30, 2008
                                                               TO APRIL 30, 2008
                                                               -----------------

EXPENSES
   General and administrative .............................      $          -
   Loss before income taxes ...............................      $          -
   Provision for income taxes .............................      $          -
                                                                 ------------
NET LOSS ..................................................      $          0
                                                                 ============

PER SHARE DATA:

   Basic and diluted loss per common share ................      $       0.00
                                                                 ============

   Average common shares outstanding ......................         8,500,000
                                                                 ============

                                     AQUACULTURE CORP.
                               (A DEVELOPMENT STAGE COMPANY)
                             Statement of Stockholder's Equity
                                                                        Deficit
                                                                      Accumulated
                                       Common Stock      Additional    During the
                                    ------------------    Paid-in     Development
                                     Shares     Amount    Capital        Stage      Total
                                    ---------   ------   ----------   -----------   ------
Inception - January 30, 2008 ....           -   $    -   $        -   $         -   $    -

   Common shares issued for
    cash at $0.0010 per share ...   8,500,000    8,500            -             -    8,500

   Loss for the period ..........           -        -            -             -        -
                                    ---------   ------   ----------   -----------   ------

                                    8,500,000    8,500            -             -    8,500

Balance - April 30, 2008 ........           -   $    -   $        -   $         -   $    -
                                    ---------   ------   ----------   -----------   ------

                                            F-5

                                AQUACULTURE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                    Cash Flow

                                                                FOR THE PERIOD
                                                                FROM INCEPTION
                                                                JANUARY 30, 2008
                                                               TO APRIL 30, 2008
                                                               -----------------

OPERATING ACTIVITIES

   Loss for the period .....................................     $          -

   Changes in Operating Assets and Liabilities:
      (Increase) decrease in prepaid expenses ..............                -
      Increase (decrease) in accounts payable ..............                -
      Increase (decrease) in accrued liabilities ...........                -
      Increase in short-term note payable (leasehold) ......                -
                                                                 ------------

   Net cash used in operating activities ...................                -
                                                                 ------------

FINANCING ACTIVITIES

   Common stock issued for cash ............................            8,500
                                                                 ------------
   Net cash provided by financing activities ...............            8,500
                                                                 ------------


INCREASE IN CASH AND CASH EQUIVALENTS ......................            8,500

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...........                0
                                                                 ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .................     $      8,500
                                                                 ============

Supplemental Cash Flow Disclosures:

   Cash paid for:
      Interest expense .....................................     $          -
                                                                 ============
      Income taxes .........................................     $          -
                                                                 ============

                           CAPE COD AQUACULTURE CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2008)

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Cape Cod Aquaculture Corp. (A Development Stage Company) was incorporated on January 30, 2008 under the laws of the State of Nevada. It has no operations and in accordance with SFAS #7 is considered to be in the development stage.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

                           CAPE COD AQUACULTURE CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2008)

Advertising
-----------

The Company expenses advertising as incurred. The advertising since inception has been $0.00.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.  INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

Year Ended April 30                  2008
-------------------                  ----
         Deferred Tax Asset .....
         Valuation Allowance ....
         Current Taxes Payable ..     0.00
                                    ------
         Income Tax Expense .....   $ 0.00
                                    ======

The Company has filed no income tax returns since inception.

                           CAPE COD AQUACULTURE CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2008)

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock
------------

On January 30, 2008, the Company issued 8,500,000 of its $0.001 par value common stock for $8,500 cash to the founders of the Company.

NOTE 5.  RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period January 30, 2008 (date of inception) through April 30, 2008 the Company has had a zero net loss. As of April 30, 2008, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.  THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

In June 2006, the FASB issued Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 was effective July 1, 2007.

                           CAPE COD AQUACULTURE CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2008)

In June 2006, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on EITF Issue No. 06-2, "Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43." EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 was effective July 1, 2007.

Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective May 1, 2008.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives us the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective July 1, 2008, although early adoption is permitted.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent's interest in a subsidiary changes.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results of operations, or cash flows.

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal as to require treatment as current period charges...." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

                           CAPE COD AQUACULTURE CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2008)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for
(a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153 Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

TABLE OF CONTENTS                                                       Page No.

SUMMARY OF OUR OFFERING.....................................................   2
DESCRIPTION OF PROPERTY.....................................................   4
SUMMARY OF OUR FINANCIAL INFORMATION........................................   4
RISK FACTORS................................................................   5
USE OF PROCEEDS.............................................................  11
DETERMINATION OF OFFERING PRICE.............................................  12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...............................  12
THE OFFERING BY THE COMPANY ................................................  13
PLAN OF DISTRIBUTION........................................................  13
LEGAL PROCEEDINGS...........................................................  14
BUSINESS ...................................................................  15
STRATEGY AND PRODUCTS.......................................................  15
THE MARKET..................................................................  16
MANAGEMENT..................................................................  17
SALES AND MARKETING.........................................................  17
SHOWS AND ADVERTISING.......................................................  17
COMPETITION.................................................................  17
STAFFING....................................................................  17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................  18
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL......................  18
MANAGEMENT..................................................................  20
CODE OF BUSINESS CONDUCT AND ETHICS.........................................  22
BACKGROUND OF OFFICERS AND DIRECTORS........................................  23
EXECUTIVE COMPENSATION......................................................  23
PRINCIPAL STOCKHOLDERS......................................................  24
DESCRIPTION OF SECURITIES...................................................  25
REPORTING...................................................................  26
STOCK TRANSFER AGENT........................................................  26
STOCK OPTION PLAN...........................................................  27
LITIGATION..................................................................  27
EXPERTS.....................................................................  27
FINANCIAL STATEMENTS........................................................ F-1

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______ , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

         SEC Filing Fee and
            Printing ............   $ 1,000 *
         Transfer Agent .........         0
                                    -------
              TOTAL .............   $ 1,000
                                    -------
         * estimate

RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common share

AQUACULTURE CORP. is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001. As of January 30, 2008, we had issued 8,500,000 common shares to our sole officer and director for a total consideration of $ 8,500.00.

AQUACULTURE CORP. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, AQUACULTURE CORP. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

January 30, 2008, AQUACULTURE CORP. issued 8,500,000 shares of common stock to the sole officer and director for cash proceeds of $ 0.001 per share.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Articles of Incorporation of AQUACULTURE CORP.

3.2           Bylaws of AQUACULTURE CORP.

4.1           Specimen Stock Certificate of AQUACULTURE CORP.

5.1 Opinion of counsel regarding the legality of the securities being registered to be supplied by amendment.

14            Code of Business Conduct and Ethics.

23.1          Consent of Accountants.

99.1          Subscription Agreement of AQUACULTURE CORP.

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of AQUACULTURE CORP., Inc. dated January 30, 2008 and approved January 30, 2008.

EXHIBIT 3.2

Bylaws of AQUACULTURE CORP., approved and adopted on January 30, 2008.

EXHIBIT 4.1

Specimen Stock Certificate of AQUACULTURE CORP.

EXHIBIT 5.1

Opinion of Counsel regarding the legality of the securities being registered in this registration statement to be supplied by amendment.

EXHIBIT 14

Code of Business Conduct and Ethics.

EXHIBIT 23.1

Consent of Accountants, regarding the use in this Registration Statement of their auditors' report on the financial statements of AQUACULTURE Corp. for the period ending April 30, 2008.

EXHIBIT 99.1

Subscription Agreement of AQUACULTURE CORP.

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

            iii. Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

      (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eastham, Massachusetts, on this 28th day of July 2008


AQUACULTURE CORP.


/s/ JAMES BRIGHT
----------------
JAMES BRIGHT
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ JAMES BRIGHT                       July 28, 2008
----------------
JAMES BRIGHT
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer